UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                  July 25, 2003

                     DISTRIBUTION MANAGEMENT SERVICES, INC.
               (Exact name of registrant as specified in charter)

                                     Florida
                                     -------
                 (State or Other Jurisdiction of Incorporation)

                  0-0285                              65-0574760
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         (Commission file number)            (IRS employer identification no.)

11601 Biscayne Blvd., Suite 201, Miami, FL              33181
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(Address of principal executive offices)              (Zip Code)

                                 (305) 893-9273
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              (Registrant's telephone number, including area code)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On July 25, 2003, the Registrant finalized the sale of its interest in its recycling center located in Miami-Dade County, Florida to Southern Waste Systems, Ltd., an unaffiliated third party, pursuant to a Contract for Sale and Purchase dated April 23, 2003. The sale was subject to and contingent upon the completion of satisfactory due diligence by the purchaser. The purchase price was $1,050,000, of which $100,000 was an initial deposit paid at the signing of the Contract and the balance, less certain monies as described below, was paid in cash at the closing of the transaction on July 25, 2003. Southern Waste Systems, Ltd. is in the waste and recycling business in locations in Florida other than Miami-Dade County where the recycling center is located

         A portion of the sale proceeds was used (i) to satisfy an existing mortgage on the property due February 1, 2004 held by an unaffiliated third party in the principal amount of $375,000 which, together with all accrued interest and other charges totaled $410,000, (ii) for repairs in the amount of $26,000, and (iii) taxes and settlement charges of approximately $25,000. The Registrant intends to use the remaining proceeds to repay other debt, including a portion of related party loans, and for working capital.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


         (C)     EXHIBITS.

         2.1 Contract for Sale by and between Distribution Management Services, Inc. and Southern Waste Systems, Ltd. dated April 23, 2003.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DISTRIBUTION  MANAGEMENT SERVICES, INC.



Date: July 28, 2003                    By: /s/ Leo Greenfield
                                           -------------------------
                                           Leo Greenfield, President


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


Exhibit Index
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Exhibit
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2.1      Contract for Sale and Purchase between Distribution Management
         Services, Inc. and Southern Waste Systems, Ltd. dated April 23, 2003.

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